                                                                  EXHIBIT (4)(b)

                     [ATTACHMENT B TO BOARD RESOLUTIONS]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION BUT ARE UNSECURED AND SUBORDINATED DEBT OBLIGATIONS OF REGIONS FINANCIAL CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary"), a New York corporation, or a nominee of the Depositary. This Security is not exchangeable for securities registered in the name of a person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture. Unless this certificate is presented by an authorized representative of the Depositary to Regions Financial Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                        REGIONS FINANCIAL CORPORATION
                 7.65% SUBORDINATED NOTE DUE AUGUST 15, 2001

Registered Number                                                  $ 25,000,000
CUSIP Number


         Regions Financial Corporation, a corporation validly existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount of Twenty-Five Million Dollars on August 15, 2001 (the "Date of Maturity"), in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon, in like coin or currency, from July 21, 1994 or from the latest semi-annual Interest Payment Date (as defined below) to which interest has been paid or provided for, at the rate of 7.65 % per annum (calculated on the basis of a 360 day year of twelve 30-day months) on the unpaid principal hereof, payable in arrears on February 15 and August 15 in each year (each an "Interest Payment Date") and on
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the Date of Maturity until the principal amount has been paid in full or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date, and may either be paid to the person or persons in whose name the Securities represented by this Note may then be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities represented by this Note may then be listed. All payments on the Securities represented by this Note shall be applied first to accrued interest and the balance, if any, to principal, except that principal may not be pre-paid prior to the Date of Maturity.

         Payment of the principal and interest on this Note will be made at the Corporate Trust Office of the Trustee in the City of New York or at an office of the Company maintained for such purpose, except that at the option of the Company interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register.

         Additional provisions of this Note are set forth on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth on the face hereof.

         This Note shall not be entitled to any benefit under the Indenture or become obligatory until Bankers Trust Company, the Trustee under the Indenture, or its successor thereunder, shall have authenticated this Note by manually executing the Certificate of Authentication endorsed hereon.

         IN WITNESS WHEREOF, Regions Financial Corporation has caused this Note to be executed on its behalf by the Chairman of the Board, Chief Executive Officer, President or a Vice President, by his manual signature or a facsimile thereof, under its corporate seal reproduced hereon attested by its Secretary or an Assistant Secretary, by his manual signature or a facsimile thereof.

Dated:                                       REGIONS FINANCIAL CORPORATION



[SEAL]                                       By:
                                                 -------------------------
                                                          [Title]
ATTEST:

By:
   --------------------------------
   Secretary or Assistant Secretary
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                         CERTIFICATE OF AUTHENTICATION

         This is one of the securities of the series designated herein, referred to in the within-mentioned Indenture.


                                            Bankers Trust Company, as
                                            Trustee



Authentication Date:                        By:
                    -------                     ---------------------------
                                                Authorized Signatory
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                                 [REVERSE SIDE]

         This Note is issued under an Indenture, dated as of December 1, 1992, (herein called the "Indenture"), between the Company and Bankers Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and represents the aggregate principal amount of the duly authorized issue of the series of 7.65% Subordinated Notes Due 2001 issued by the Company under the Indenture (herein called "this Series"), limited in aggregate principal amount to $25,000,000. Every reference herein to Securities of this Series also applies specifically to this Note. Reference is made to the Indenture and all indentures supplemental thereto for the declaration of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness, and the holders of Securities of this Series and of the terms upon which Securities of this Series are, and are to be, authenticated and delivered.

         The indebtedness evidenced by the Securities of this Series is subordinate and junior in right of payment of principal and interest and in all other respects to the Company's obligations to holders of "Senior Indebtedness" of the Company. Senior Indebtedness is defined in the Indenture to include all indebtedness and other obligations of the Company to its creditors, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, including but not limited to (i) the principal of, and premium, if any, and interest on all indebtedness for money borrowed, (ii) all obligations to make payment pursuant to the terms of financial instruments (including securities contracts, derivative instruments, option contracts and similar financial instruments), (iii) any indebtedness or obligations of others of the kind described in either (i) or (ii) above for the payment of which the Company is responsible or liable as guarantor or otherwise, and (iv) any deferrals, renewals or extensions of any such Senior Indebtedness, except Subordinated Indebtedness. Securities of this Series are issued subject to the provisions of the Indenture regarding subordination to Senior Indebtedness. Each holder of this Note, and each owner of a beneficial interest in Securities of this Series, by accepting the same, agrees to and shall be bound by such provisions, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Acceleration Event (defined in the Indenture as certain events involving bankruptcy, insolvency proceedings or reorganization of the Company) shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture. The principal of the Securities of this Series may not be declared due and payable upon an Event of Default (as

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defined in the Indenture) other than an Event of Default which also constitutes an Acceleration Event.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of Securities of this Series to be effected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of this Series. The Indenture also includes provisions permitting the holders of specified percentages in principal amount of the Securities of this Series, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Securities of this Series herein provided, and at the time, place and rate and in the coin or currency herein prescribed.

         Securities of this Series are initially issued only in the form of a Global Security, and will not be exchanged for Securities in definitive registered form except under the circumstances and in the manner set forth in the Indenture. Securities of this Series are issuable in denominations of $1,000 and integral multiples thereof, will not be redeemable by the Company, in whole or in part, prior to the Date of Maturity and do not provide for any sinking fund.

         Prior to due presentment of this Note for registration of a permitted transfer, the Company, the Trustee and any agent of the Company or the Trustee will treat the person in whose name this Note is registered as the owner for purposes of payment of principal and, subject to certain provisions in the Indenture, interest, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary. For any other purpose under the Indenture, the Company, the Trustee and any agent of the Company and any agent of the Trustee shall treat a person as the holder of such principal amount of the Securities of this Series as shall be specified in a written statement of the Depository (or of a successor depository under the Indenture) which is provided to the Trustee by the Depository or successor depository.

         This Note may be surrendered for registration of transfer, or exchange, subject to the terms of the Indenture, at the Corporate Trust Office of the Trustee in the City of New York, at the principal office of the Company in Birmingham, Alabama, or at the office of a successor Security Registrar or of a transfer agent as may be designated by the Company from time to time.
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         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         The undersigned assigns and transfers unto

- - -----------------------------------------------------------------------------
(insert assignee's social security number or tax identification number)

- - -----------------------------------------------------------------------------

- - -----------------------------------------------------------------------------

- - -----------------------------------------------------------------------------
            (print or type assignee's name, address, and zip code)

the within Note, and all rights thereunder and hereby irrevocably constitutes and appoints

_____________________________________________________, Attorney to transfer this Note on the books of the Company, with full power of substitution in the premises.

Dated _______________.                 Signature:______________________________


The name signed to this assignment must correspond with the name of the payee written on the face of the within Note in every particular, without any alteration, enlargement or change.

                                    Signature guaranteed:


                                    ----------------------------------------
                                          (Bank, Trust Company or Firm)

                                    By
                                      --------------------------------------
                                              (Authorized Officer)